Exhibit 1.1

Industry Canada

Corporations Canada 9th floor Jean Edmonds Towers South 365 Laurier Avenue West Ottawa, Ontario KIA 0C8

November 18, 2004

SANDRA LETT
OSLER, HOSKIN & HARCOURT 50 O’CONNOR STREET	Our file 426847-4
SUITE 1500
OTTAWA ONTARIO K1P 6L2

Re - Objet

CANWEST MEDIA INC.

Enclosed herewith is the document issued in the above matter.

A notice of issuance of CBCA documents will be published in the Canada Corporations Bulletin. A notice of issuance of CCA documents will be published in the Canada Corporations Bulletin and the Canada Gazette.

IF A NAME OR CHANGE OF NAME IS INVOLVED, THE FOLLOWING CAUTION SHOULD BE OBSERVED:

This name is available for use as a corporate name subject to and conditional upon the applicants assuming full responsibility for any risk of confusion with existing business names and trade marks (including those set out in the relevant NUANS search report(s)). Acceptance of such responsibility will comprise an obligation to change the name to a dissimilar one in the event that representations are made and established that confusion is likely to occur . The use of any name granted is subject to the laws of the jurisdiction where the company carries on business.

Alain Gratton

For the Director General, Corporations Canada

Industry Canada

Certificate

of Amalgamation

Canada Business

Corporations Act

CANWEST MEDIA INC.	426847-4

Name of corporation	Corporation number

I hereby certify that the above-named corporation resulted from an amalgamation, under section 185 of the Canada Business Corporations Act, of the corporations set out in the attached articles of amalgamation.

November 18, 2004

Director	Date of Amalgamation

Industry Canada	FORM 9
ARTICLES OF AMALGAMATION
Canada Business Corporations Act	(SECTION 185)

1- Name of the Amalgamated Corporation

CANWEST MEDIA INC.

2 - The province or territory in Canada where the registered office is to be situated

Manitoba

3 - The classes and any maximum number of shares that the corporation is authorized to issue

See attached Schedule I

4 -  Restrictions, if any, on share transfers

None

5 - Number (or minimum and maximum number) of directors

Such number of directors not more than twenty (20) and not less than (3) as the directors may from time to time determine.

6 -  Restrictions, if any, on business the corporation may carry on

None

7 - Other provisions, if any

The directors may appoint from time to time one or more directors within the limits provided in the Canada Business Corporations Act.

8 - The amalgamation has been approved pursuant to that section or subsection of the Act which is indicated as follows:

☑ 183 ☐ 184(1) ☐ 184(2)

9 - Name of the amalgamating corporations	Corporation No.	Signature	Date	Title	Tel. No.
3815668 Canada Inc.	381366-8	/s/ illegible	18/11/04	Assistant Secretary
CanWest Media Inc.	381573-1	/s/ illegible	18/11/04	Assistant Secretary

FOR DEPARTMENTAL USE ONLY

426 847-4	NOV 18, 2004

SCHEDULE I

The classes and any maximum number of shares that the corporation is authorized to issue are as follows:

(a)	an unlimited number of common shares; and

(b)	an unlimited number of Preference Shares, issuable in series.

The rights privileges, restrictions and conditions attaching to the common shares and the Preference Shares, issuable in series shall be as follows:

Common Shares

1.	Voting Rights

Each holder of common shares shall be entitled to receive notice of and to attend all meetings of shareholders of the Corporation and to vote thereat, except meetings at which only holders of a specified class of shares (other than common shares) or specified series of shares are entitled to vote. At all meetings of which notice must be given to the holders of the common shares, each holder of common shares shall be entitled to one vote in respect of each common shares held by such holder.

2.	Dividends

The holders of the common shares shall be entitled, subject to the rights, privileges, restrictions and conditions attaching to any other class of shares of the Corporation, to receive any dividend declared by the Corporation.

3.	Liquidation, Dissolution or Winding-up

The holders of the common shares shall be entitled, subject to the rights, privileges, restrictions and conditions attaching to any other class of shares of the Corporation, to receive the remaining property of the Corporation on a liquidation, dissolution or winding-up of the Corporation, whether voluntary or involuntary.

Preference Shares

The Preference Shares, as a class, shall have the following rights, privileges, restrictions and conditions:

1.	Issuable in Series

The Preference Shares may from time to time be issued in one or more series.

2.	Terms of Each Series

Subject to the following provisions, and subject to the filing of articles of amendment in prescribed form and the endorsement thereon of a certificate of amendment, in accordance with the Canada Business Corporations Act, the directors may fix from time to time before such issue the number of shares that is to comprise each series and the designation, rights, privileges, restrictions and conditions attaching to each series of Preference Shares including, without limiting the generality of the foregoing, the issue price per share, the rate or amount of any dividends or the method of calculating any dividends, the dates of payment thereof, any redemption, purchase and/or conversion prices and terms and conditions of any redemption, purchase and/or conversion, and any sinking fund or other provisions.

3.	Ranking of Preference Shares

The Preference Shares of each series shall, with respect to the payment of any dividends and any distribution of assets or return of capital in the event of liquidation, dissolution or winding up of the Corporation, whether voluntary or involuntary, or any other return of capital or distribution of the assets of the Corporation among its shareholders for the purpose of winding up its affairs, rank on a parity with the Preference Shares of every other series and be entitled to a preference over the common shares and over any other shares of the Corporation ranking junior to the Preference Shares. The Preference Shares of any series may also be given such other preferences, not inconsistent with these articles, over the common shares and any other shares of the Corporation ranking junior to such Preference Shares as may be fixed in accordance with paragraph 2.

4.	Cumulative Dividends and Payments on the Return of Capital

If any cumulative dividends, whether or not declared, or any amounts payable on the return of capital in the event of the liquidation, dissolution or winding up of the Corporation, in respect of a series of Preference Shares are not paid in full, the shares of such series of Preference Shares shall participate rateably with the shares of all other series of Preference Shares in respect of all accumulated cumulative dividends, whether or not declared, or an amounts payable on the return of capital in the event of the liquidation, dissolution or winding up of the Corporation, as the case may be.

5.	Conversion into Common Shares

The Preference Shares of any series may be made convertible into common shares of any series.

6.	Variation of Rights

The provisions attaching to the Preference Shares as a class may be amended or repealed at any time with such approval as may then be required by law to be given by the holders of the Preference Shares as a class.

Industry Canada

Canada Business
Corporations Act

FORM 3

NOTICE OF REGISTERED OFFICE OR

NOTICE OF CHANGE OF ADDRESS OF REGISTERED OFFICE

(SECTION 19)

1 – Name of the Corporation CANWEST MEDIA INC.	2 – Corporation No.

3 – Street address of Registered Office

201 Portage Avenue

31st Floor

Winnipeg MB R3B 3L7

(and mailing address, if different from that of registered office)

c/o Jan Anderson

201 Portage Avenue

31st Floor

Winnipeg MB R3B 3L7

CAUTION:	Address of registered office must be within the province or territory that is described in the Articles at Item 2; otherwise an amendment to the Articles is required, using Form 4, in addition to this form (see paragraph 173(1) b) of the Act.

4 – Effective Date of Change

N/A

5 – Previous Address of Registered Office

N/A

Signature	Printed Name -	6 – Capacity of	7 – Tel. No.

/s/ Pamela A. Harrod	Pamela A. Harrod	Assistant Secretary

FOR DEPARTMENTAL USE ONLY

NOV 18, 2004

Industry Canada Canada Business Corporations Act	FORM 6 NOTICE OF DIRECTORS, NOTICE OF CHANGE OF DIRECTORS OR NOTICE OF CHANGE OF ADDRESS OF A PRESENT DIRECTOR [SECTIONS 106 AND 113(1)]

1 – Name of the Corporation - Denomination sociale de la socie_e	2 – Corporation No.

CANWEST MEDIA INC.

3 –	The following persons became directors of this corporation -

Name	Effective Date	Residential Address - Address dom_______	Resident Canadian -Y/N Resident Canadian - O/N
N/A

4 –	The following persons ceased to be directors of this corporation -

Name	Effective Date	Residential Address
N/A

5 –	The directors of this corporation now are -

Name	Residential Address	Resident Canadian - Y/N
See attached Schedule A

6 –	Change of address of a present director - Changement d’adresse d’un administrateur actuel

Name	Effective Date	Former Residential Address	New Residential Address

Signature	Printed Name -	7 – Capacity of	8 – Tel. No.

/s/ Pamela A. Harrod	Pamela A. Harrod	Assistant Secretary

SCHEDULE A

CanWest Media Inc.

DIRECTORS’ REGISTER

Name	Residence	Elected	Canadian Resident
Asper, David A.	1015 Wellington Crescent Winnipeg, Manitoba R3M 0A7	Sep 28, 2000	Yes
Asper, Gail	117 Grenfell Blvd. Winnipeg, Manitoba R3P 0B6	Sep 28, 2000	Yes
Asper, Leonard J.	1001 Wellington Crescent Winnipeg, Manitoba R3M 0A7	Sep 28, 2000	Yes
Barber, C.C., LLD, Lloyd	800 Green Avenue, Box 510 Regina Beach, Saskatchewan S0G 4C0	Sep 28, 2000	Yes
Bennett, Jalynn	24 Thornwood Road Toronto, Ontario M4W 2S1	Sep 28, 2000	Yes
Drybrough, David	16 Wyndstone Circle East St. Paul, Manitoba R2E 0L8	Mar 3, 2003	Yes
McKenna, Frank	53 Allee Leonie P.O . Box 1097 Cap Pele, New Brunswick E4N 3B3	Sep 28, 2000	Yes
Daniels, Ronald	179 Lyndhurst Avenue Toronto, Ontario M5R 3A1	Jan 29, 2004	Yes
Godfrey, Paul	44 Arjay Crescent Toronto, Ontario M2L 1C7	Jan 29, 2004	Yes
King, Frank	3931 Edison Crescent SW Calgary, Alberta T2S 0X1	Nov 2, 2004	Yes

PROVINCE OF ONTARIO	IN THE MATTER OF the Canada Business Corporations Act and in the Articles of Amalgamation of 3815668 Canada Inc. and CanWest Media Inc.

I, John E. Maguire, of the City of Winnipeg, in the Province of Manitoba, do solemnly declare that:

1.	I am the Chief Financial Officer of 3815668 Canada Inc., one of the amalgamating corporations (the “Corporation”) and as such have personal knowledge of the matters herein declared to.

2.	I have conducted such examinations of the books and records of the Corporation and have made such inquiries and investigations as are necessary to enable me to make this declaration. I have satisfied myself that there are reasonable grounds for believing that:

(a)	the Corporation is and the amalgamated corporation will be able to pay its liabilities as they become due;

(b)	the realizable value of the assets of the amalgamated corporation will not be less than the aggregate of its liabilities and stated capital of all classes;

(c)	no creditor of the Corporation will be prejudiced by the amalgamation.

And I make this solemn declaration conscientiously believing the same to be true and knowing that it is of the same force and effect as if made under oath by virtue of the Canada Evidence Act.

SWORN BEFORE ME at the City of Winnipeg, in the Province of Manitoba, on November 16, 2004.

/s/ Janice A. Anderson	/s/ John E. Maguire
JANICE AUDREY ANDERSON A NOTARY PUBLIC IN AND FOR THE PROVINCE OF MANITOBA APPOINTMENT EXPIRES MAY 14, 2006	John E. Maguire

PROVINCE OF ONTARIO	IN THE MATTER OF the Canada Business Corporations Act and in the Articles of Amalgamation of 3815668 Canada Inc. and CanWest Media Inc.

I, John E. Maguire, of the City of Winnipeg, in the Province of Manitoba, do solemnly declare that:

1.	I am the Chief Financial Officer of CanWest Media Inc., one of the amalgamating corporations (the “Corporation”) and as such have personal knowledge of the matters herein declared to.

2.	I have conducted such examinations of the books and records of the Corporation and have made such inquiries and investigations as are necessary to enable me to make this declaration. I have satisfied myself that there are reasonable grounds for believing that:

(a)	the Corporation is and the amalgamated corporation will be able to pay its liabilities as they become due;

(b)	the realizable value of the assets of the amalgamated corporation will not be less than the aggregate of its liabilities and stated capital of all classes;

(c)	no creditor of the Corporation will be prejudiced by the amalgamation.

And I make this solemn declaration conscientiously believing the same to be true and knowing that it is of the same force and effect as if made under oath by virtue of the Canada Evidence Act.

SWORN BEFORE ME at the City of Winnipeg, in the Province of Manitoba, on November 16, 2004.

/s/ Janice A. Anderson	/s/ John E. Maguire
JANICE AUDREY ANDERSON A NOTARY PUBLIC IN AND FOR THE PROVINCE OF MANITOBA APPOINTMENT EXPIRES MAY 14, 2006	John E. Maguire